                               ES FUNDING CORPORATION
                                      as Buyer


                                        and


                                ENVIROTEST PARTNERS

                                     as Seller








                            PURCHASE AND SALE AGREEMENT
                           Dated as of November 26, 1996

                            PURCHASE AND SALE AGREEMENT


         PURCHASE AND SALE AGREEMENT, dated as of November 26, 1996, between, ENVIROTEST PARTNERS, a Pennsylvania partnership (the "Seller"), and ES FUNDING CORPORATION, a Delaware corporation (the "Buyer"). Any reference to the "Buyer" in this Agreement shall include any person to whom an assignment has been made pursuant to Section 10.5 hereof (after giving effect to such assignment).


                                    WITNESSETH:

         WHEREAS, the Buyer desires to purchase the right, title and interest in and to the Settlement Receivable Assets (as defined below) under the Settlement Agreement (as defined below) (along with certain other rights that may be incidental thereto) from the Seller;

         WHEREAS, the Seller desires to sell and assign to the Buyer such Settlement Receivable Assets upon the terms and conditions hereinafter set forth;

         WHEREAS, upon the purchase of such Settlement Receivable Assets, the Buyer will enter into the Settlement Receivable Purchase Agreement (as defined below) with MSCC (as defined below) and in accordance with the terms thereof sell to MSCC all of the Buyer's right, title and interest in and to such Settlement Receivable Assets;

         WHEREAS, MSCC will enter into a Liquidity Loan Agreement, dated the date thereof(the "Liquidity Loan Agreement"), with PNC Bank, National Association, as Administrator (the "Administrator") and Liquidity Agent ("the "Liquidity Lenders") from time to time parties thereto, whereby the rights of MSCC under this Agreement and the Settlement receivable Purchase Agreement may be pledged to the Liquidity Agent; and

         WHEREAS, on or after the effective date of this Agreement MSCC may assign its right, title and interest under this Agreement to MSFC (as defined below).

         NOW THEREFORE, it is hereby agreed by and between the Buyer and the Seller as follows:

                                     ARTICLE 1

                                    DEFINITIONS

              Section 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the contact otherwise requires capitalized terms used herein shall have the following meanings assigned to them:

         "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, through one or more intermediaries, owns or controls, either beneficially or as trustee, guardian or other fiduciary, any of the capital stock having ordinary voting power in the election of directors of such Person or of the ownership interests in any partnership or joint venture, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such person or (c) each of such Person's officers, directors, joint ventures and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, by contract or otherwise.

         "Business Day" shall mean any day which is not a Saturday, Sunday, or a legal holiday under the laws of the State of Pennsylvania and is not a day on which banking institutions located in the State of Pennsylvania are authorized or permitted by law or other governmental action to close.

         "Closing Date" shall mean December 11, 1996.

         "Collections" shall mean all payments with respect to the Settlement Receivable, in the form of cash, checks, wire transfers, or other forms of payment.

         "Commonwealth" shall mean the Commonwealth of Pennsylvania, a governmental instrumentality.

         "Escrow Agreement" means that certain Escrow Agent Agreement among Seller, Envirotest Systems Corp., Envirotest Systems Corp., Envirotest Technologies Inc., MSCC, MFSC, the Escrow Agent (as defined therein) and the Liquidity Agent, dated as of November 26, 1996, as the same may be amended, modified, supplemented or restarted from time to time.

         "Governmental Authority" means (a) federal, state, county, municipal, or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to the jurisdiction of which such Person has consented.

         "Incremental Note Liability" means an amount determined in good faith by MSFC as representing the shortfall between the discount received by MSFC pursuant to Section 6.1 hereof and the amount due the Holder of such Note on the Note Liability Date, but only to the extent that MSFC (i) has used its reasonable best efforts to manage its securitization program so as to minimize the potential amount of such Incremental Note Liability and (ii) has in good faith invested amounts received by it pursuant to Section 6.1 hereof in such manner as to cause the application of the proceeds of any such investments to reduce the amount of such Incremental Liability.

         "Lien" shall mean any mortgage , pledge, hypothetical, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of or agreement to file or deliver any financing statement (other than a precautionary financing statement with respect to a lease that is note in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

         "MSCC" shall mean Market Street Capital Corp., a Delaware corporation.

         "MSFC" shall man MarKet Street Funding Corporation, a Delaware Corporation.

         "Note" means any commercial paper note issued by MSFC that MSFC has determined in good faith was issued to fund its acquisition of the Settlement receivable Assets.

         "Note Liability Date" means that date of which any note first becomes due and payable (without taking into account any renewal, "evergreen", or "roll-over" provisions thereof).

         "Obligor" shall mean the Commonwealth of Pennsylvnia, a governmental instrumentality.

         "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, joint stock corporation, estate entity or Governmental Authority.

         "Purchase Price" shall have the meaning set forth in Section 3.1 hereof.

         "Requirements of Law" for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of or settlement with an arbitrator or governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject.

         "Seller" shall mean Envirotest Partners, a Pennsylvania partnership.

         "Settlement Agreement" shall mean the General Release and Settlement Agreement dated December 15, 1995, as amended by Amendment No. 1 dated as of November 26, 1996, among the Obligor, the Seller, Envirotest Systems Corp. and Envirotest Technologies, Inc.

         "Settlement Receivable" shall mean the right of the Seller or its assigns to receive payment of the outstanding balance of the Base Settlement Amount (as defined in the Settlement Agreement) together with interest thereon accruing from and after the Closing Date at the rate of six percent (6.00%) per annum, calculated on the basis of actual days elapsed in a year of 365 or 366 days, as the case may be. The Settlement Receivable shall not include (i) the sums due on December 31, 1995 and July 31, 1996 under Section 4 of the Settlement Agreement, together with accrued interest through July 31, 1996 on the unpaid balance of the Base Settlement Amount pursuant to
Section 4 of the Settlement Agreement, which the Seller has previously received and are no longer outstanding, (ii) accrued interest from and after July 31, 1996 to and including the Closing Date on the unpaid balance of the Base Settlement Amount pursuant to Section 4 of the Settlement Agreement, which shall remain the property of the Seller, or (iii) any Settlement Amount Increase (as defined in the Settlement Agreement) or any other amount (other than the Base Settlement Amount) payable pursuant to the Settlement Agreement, which shall remain the property of the Seller.

         "Settlement Receivable Assets" shall have the meaning set forth in
Section 2.1 thereof.

         "Settlement Receivable Purchase Agreement" shall mean the Settlement Receivables Purchase Agreement, dated as of November 26, 1996 between the buyer and MSCC as the same may from time to time be amended, modified, supplemented or renewed.

         "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

              Section 1.2 OTHER DEFINITIONAL PROVISIONS. The words "hereof", "herein", and "hereunder"and words of similar import when used in this Agreement shall refer to this agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule, and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules, and Exhibits in or to this Agreement unless otherwise specified.









                                     ARTICLE II

                             PURCHASE AND CONVEYANCE OF
                               SETTLEMENT RECEIVABLE

                   Section 2.1 SALE. (a) Upon the terms and subject to the conditions set forth herein, the Seller hereby irrevocably sells, assigns, transfers and conveys (collectively, "Transfers") to the Buyer, without recourse (Except to the extent expressly provided herein), and the Buyer hereby irrevocably purchases from the Seller, on the terms and subject to the conditions specifically set forth herein, all rights, title, and interest of the Seller in and to the Settlement Receivable, all monies due or to become due or to become due with respect thereto (along with certain rights that may be incidental thereto including, without limitation, the right to declare the outstanding balance of the base Settlement Amount (as defined in the Settlement Agreement) due and payable pursuant to Section 4 (h) of the Settlement Agreement) accruing from (but excluding) and after the Closing Date, and all proceeds thereof (collectively, the "Settlement Receivable Assets"). The execution by the Seller of this Agreement shall evidence the Seller having relinquished all right, title and interest in and to and control over the Settlement Receivable Assets; provided, however, the foregoing sale, assignment, transfer and conveyance does not constitute an assumption by the Buyer of any obligations of the Seller, or of any other Person, to the obligor or to any other Person in connection with the Settlement Receivable or under any other agreements or instruments relating to the Settlement Receivable.

         (b) In connection with the Transfer effected pursuant to this Agreement, the Seller agrees, at its own expense, on or prior to the closing Date to, (i) clearly and unambiguously mark its computer files, data processing records, microfiche storage files and other records, and (ii) clearly label and mark any file cabinets and other storage files or facilities where any information or records relating to the Settlement Receivable are stored, in each case, with a legend to the effect that the Settlement Receivable has been transferred to the Buyer pursuant to this Agreement.

         (c) It is the express intent of the Seller and the Buyer that the purchase of the Settlement Receivable Assets hereunder shall constitute a sale of "accounts", and/or of "general intangibles" as each such term is used in Article 9 of the UCC, which sale is absolute and irrevocable and which provides the Buyer with the full benefits of ownership of the Settlement Receivable Assets. It is, further, not the intention of the Seller and the Buyer that such conveyance be deemed a grant of a security interest in the Settlement Receivable Assets by the Seller to the Buyer to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Settlement Receivable Assets are held by a court of law to continue to be property of the Seller, then (i) this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC; and (ii) the conveyance by the Seller provided for in this Agreement shall be deemed to be and the Seller hereby grants to the Buyer a security interest in and to all of the Seller's right, title and interest in and to the Settlement Receivable Assets, all monies due or to become due with respect thereto on and after the Closing Date and all proceeds of such Settlement Receivable Assets to secure (1) the rights of the Buyer under this Agreement and (2) a loan to the Seller in the original principal amount, together with any interest thereon, of the Purchase Price as set forth in this Agreement. The Seller and the Buyer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Settlement Receivable Assets, such security would be deemed to be a perfected security interest of first priority in favor of the Buyer under applicable law and will be maintained as such (subject only to any assignment by the Buyer to MSFC as contemplated herein and in the Settlement Receivable Purchase Agreement) throughout the term of this Agreement.

         (d) Notwithstanding any other provisions hereof or of the Settlement Receivable Purchase Agreement, the parties hereto hereby agree that this Agreement is in addition to and in furtherance of the transactions contemplated by the Settlement Receivable Purchase Agreement.

                                    ARTICLE III

                             CONSIDERATION AND PAYMENT

         Section 3.1 PURCHASE PRICE. The Purchase Price for the Settlement Receivable conveyed to the Buyer by the Seller under this Agreement shall be $79,405,707.

         Section 3.2 PAYMENT OF PURCHASE PRICE. The Purchase Price for the Settlement Receivable shall be paid in full in immediately available funds on the Closing Date.


                                     ARTICLE IV

                           REPRESENTATIONS AND WARRANTIES

         Section 4.1 SELLER'S REPRESENTATIONS AND WARRANTIES. The Seller represents and warrants to the Buyer as of the Closing Date that:

         (a) Organization and Good Standing. The Seller is a general partnership duly organized under the laws of the State of Pennsylvania, and has full power and authority to execute, deliver and perform its obligations under this Agreement and each other document or instrument to be delivered by it hereunder, including but not limited to the authority to sell, assign, and transfer the Settlement Receivable in accordance with this Agreement, and, in all material respects, to own its property and conduct its business as such properties are presently owned and as such business is presently conducted.

         (b) Due Authorization. The execution, delivery and performance of this Agreement and each other document or instrument to be delivered hereunder, and the consummation of the transaction provided in such documents to which the Seller is party have been duly authorized by the Seller by' all necessary partnership action on the part of the Seller.

         (c) Binding Obligation. Assuming the due authorization, execution, and delivery of this Agreement by the Buyer, this Agreement constitutes legal, valid and binding obligations of the Seller, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or herein-after in effect, relating to the enforcement of creditors' rights in general and except as such enforce-ability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

         (d) No Conflict. The execution, delivery and performance of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof by the Seller do not (a) contravene its partnership agreement, (b) violate any provision of, or require any filing (except for the filings under the UCC required hereunder, each of which will be duly made and will be in full force and effect on the Closing Date) registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Seller, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect, (c) result in a breach of or constitute a default or require any consent under any indenture, loan agreement, credit agreement, deed of trust or any other agreement, contract, lease or instrument to which the Seller is a party or by which it or its assets or properties may be bound or affected except those as to which a consent or waiver has been obtained and is full force and effect and an executed copy of which has been delivered to the Buyer, or (d) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Seller other than as specifically contemplated hereby.

         (e) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Settlement Agreement, (ii) seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under this Agreement or the Settlement Agreement, or (iii) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Settlement Agreement. The Seller is not in violation of any order of any court, arbitrator or governmental authority which would have the effect of any of the foregoing.

         (f) All Consents Required. All approvals, authorizations, consents, orders or other actions of and registrations with any Person or of any Governmental Authority required in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated by this Agreement and the fulfillment by the Seller of the terms hereof and thereof, have been obtained and are in full force and effect.

         (g) Settlement Agreement Amendments. The Seller has not amended the Settlement Agreement prior to the date hereof, except for the amendment evidenced by that certain Amendment No. 1 dated as of November 26, 1996.

         (h) Not an Investment Company. The Seller is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.


         (i) Business Intent. The Seller has a valid business reason for the sale of the Settlement Receivable. Such sale is not being made with any intent to hinder, delay or defraud any entity to which the Seller is or will become indebted on or after the date of transfer. The sale of the Settlement Receivable by the Seller is not being done with any intent to evade any applicable laws or public policy.

         (j) Proceeds. No proceeds of the purchase will be used for any purpose that violates Regulations G or U of the Federal Reserve Board.

         (k) Valid Sale, etc. The Seller hereby represents and warrants as of the Closing Date, with respect to the Settlement Receivable, that:

         (l) the Seller is not insolvent and will not be rendered insolvent upon sale of the Settlement Receivable to the Buyer; the Seller is not engaged in business or about to engage in business for which the assets remaining with it after the sale of the Settlement Receivable will be an unreasonably small amount of capital; and the Seller does not intend to incur or believe that it will incur debts beyond its ability to pay as such debts mature;

         (ii) the Seller is the legal and beneficial owner of all right, title and interest in and to the Settlement Receivable Assets and the Settlement Receivable Assets have been transferred to the Buyer free and clear of any Lien;

         (iii) This Agreement constitutes a valid sale, transfer and assignment to the Buyer of all right, title and interest of the Seller in and to the Settlement Receivable Assets;

         (iv) the consideration received by the Seller upon the sale of the Settlement Receivable will constitute reasonably equivalent value and fair consideration for the property sold, consistent with terms that would be arrived at on an arm's-length basis; and

         (v) the Settlement Receivable is enforceable against the Commonwealth in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now

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or hereafter in effect, relating to the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

         The representations and warranties set forth in this Section 4.1 shall survive the transfer of the Settlement Receivable to the Buyer. Upon discovery by the Seller or the Buyer of a breach of any of the foregoing representations and warranties which adversely affects Seller's performance of its obligations hereunder or any other material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other party hereto within three Business Days of such discovery.

         Section 4.2 SELLER'S REPRESENTATIONS AND WARRANTIES. The Seller hereby represents and warrants that, with respect to the Settlement Receivable Assets, as of the Closing Date and as of each date on which a Note (as defined in the Liquidity Loan Agreement) and the date any Liquidity Loan (as defined in the Liquidity Loan Agreement) is made that:

         (a) Legal Ownership. No effective financing statement or other instrument similar in effect with respect to the Seller in connection with the Settlement Receivable Assets is on file in any recording office, except those filed in favor of Buyer as contemplated by the terms of this Agreement.

         (b) Place of Business. The principal place of business and chief executive office of the Seller is located at 6903 Rockledge Drive, Suite 214, Bethesda, Maryland 20817, and the Seller keeps its records concerning the Settlement Receivable at such office. Such office and the address thereof shall not be changed without 30 days' prior written notice to the Buyer.

         (c) Name. The Seller's complete partnership name is set forth in the preamble to this Agreement, and the Seller does not use and has not during the last six years used any other name, partnership name, trade name, doing-business name or fictitious name other than Envirotest/Synterra Partners.

         (d) Ownership. Neither the Seller nor any Affiliate of the Seller has any direct or indirect ownership or other financial interest in MSCC or MSFC.

         (e) No Transfer. The Seller has not sold, assigned, pledged, conveyed, or otherwise transferred the Settlement Receivable Assets or suffered to exist a material Lien thereon except for the sale and assignment of the Settlement Receivable Assets to the Buyer as provided herein and as provided in the Settlement Receivable Purchase Agreement and shall defend and hold harmless the Buyer from any material Lien or other adverse claim in or to the Settlement Receivable Assets.

          (f) Commonwealth's Obligation. The Settlement Agreement, including but not limited to the obligation of the Commonwealth to pay the Settlement Receivable Assets, is a legal, valid and binding obligation of the Commonwealth, enforceable against the Commonwealth in accordance with its terms, except as (a) such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors generally and by equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) ; (b) the indemnification provisions in the Settlement Agreement may not be enforceable to the extent that they may be deemed to be against public policy or relate to or purport to govern indemnification against liabilities under any securities laws; and (c) certain other rights, remedies and other remedial provisions of the Settlement Agreement may not be enforceable, provided that such unenforceability does not render the Settlement Agreement invalid as a whole or substantially interfere with the substantial realization of the principal benefits or security, or both, which the Settlement Agreement purports to provide.

         Section 4.3 NOTICE OF BREACH. The representations and warranties set forth in this Section 4.2 shall survive the transfer of the Settlement Receivable Assets hereunder to the Buyer. Upon discovery by the Seller the Buyer of a material breach of any of the representations and warranties set forth in Section 4.2, the party discovering such breach shall give prompt written notice thereof to the other party hereto within three Business Days of such discovery.


                                     ARTICLE V

                              COVENANTS OF THE SELLER

         Section 5.1 SELLER'S COVENANTS. During the term of this Agreement, and until the Settlement Receivable Assets shall have been paid in full or written-off as uncollectible and all amounts payable to the liquidity Agent and the Liquidity Lenders under the Liquidity Loan Agreement have been paid in full, and all amounts owed by the Seller pursuant to this Agreement shall have been paid in full, unless the Buyer otherwise consents in writing, the Seller hereby covenants and agrees with the Buyer as follows:

         (a) Compliance with Laws, etc. The Seller shall satisfy all of its obligations to be fulfilled under or in connection with the Settlement Receivable Assets, maintain in effect all qualifications required under Requirements of Law to the extent required to (i) maintain the effectiveness of the conveyance of the Settlement Receivable Assets and (ii) to preserve the ability of the Seller to bring an action to enforce the Commonwealth's obligation to pay the Settlement Receivable Assess.

         (b) Preservation of Partnership. The Seller shall preserve and maintain its partnership existence.

         (c) Audits. At any time and from time to time during the Seller's regular business hours, on reasonable prior notice, the Seller shall, in response to any reasonable request of the Buyer, permit the Buyer, or its agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to the Settlement Receivable Assets, and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials and to discuss matters relating to the Settlement Receivable Assets or the Seller's performance hereunder with any of the officers or employees of the Seller having knowledge thereof or the Seller's Independent accountants.

         (d) Keeping of Records and Books of Account. The Seller shall maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate records evidencing the Settlement Receivable Assets and the related property with respect thereto conveyed hereunder in the event of the destruction of the originals thereof), and keep and maintain all documents, books, microfiche, computer records and other information reasonably necessary or advisable for the collection of the Settlement Receivable Assets and such related property. Such books, microfiche and computer records shall reflect all facts giving rise to the Settlement Receivable Assets, all payments and credits with respect thereto, and the computer records shall be clearly marked to show the interests of the Buyer (and MSCC as the Buyer's assignee) in the Settlement Receivable Assets and such related property. The Seller shall furnish MSFC a copy of each servicing report delivered to the Commonwealth pursuant to the Settlement Agreement.

         (e) Performance and Compliance with Settlement Agreement. At its expense the Seller shall timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Seller under the Settlement Agreement directly related to the Settlement Receivable Assets.

         (f) Continuous Perfection. The Seller shall not change its name or identity in any manner which might make any financing or continuation statement filed here-under misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless the Seller shall have given at least 30 days' prior written notice thereof to the Buyer and shall have taken all action prior to making such change (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or advisable in the opinion of the Buyer to amend such financing statement or continuation statement so that it is not misleading. The Seller shall neither change its chief executive office nor change the location of its principal records concerning the Settlement Receivable Assets and the Collections from the locations specified in Section 4.1(g) unless it has given the Buyer at least 30 days' prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of the Buyer in the Settlement Receivable Assets and the Collections to continue to be perfected with the priority required by this Agreement. The Seller will at all times maintain its principal executive office and any other office at which it maintains records relating to the Settlement Receivable Assets within the United States of America.

         (g) Further Action. The Seller shall make, execute or endorse, acknowledge, and file or deliver to the Buyer from time to time such schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Settlement Receivable Assets and the Collections and other rights covered by this Agreement, as the Buyer may request and reasonably require including executing and delivering to the Buyer any instruments, financing or continuation statements or other writings reasonably necessary or desirable to maintain the perfection or priority of the ownership interest of the Buyer in the Settlement Receivable Assets and the Collections under the UCC or other applicable law. The Seller shall provide the Buyer with copies of all monthly reports delivered to the Commonwealth by the Seller relating to the Settlement Agreement and all correspondence between the Commonwealth and the Seller relating to the Settlement Receivable Assets. At any time at the request of the Buyer, the Seller shall deliver and sign any bills, statements or letters or other writings necessary to carry out the terms and provisions of this Agreement and to facilitate the collection of the Settlement Receivable Assets for the benefit of the Buyer.

         (h) Sale. The Seller agrees to treat this conveyance for all purposes (including, without limitation, tax and financial accounting purposes) as a sale on all relevant books, records, tax returns, financial statements and other applicable documents.

         (i) Filings. The Seller shall record and file, at its expense, on or prior to the Closing Date any financing statement wit resect to the Settlement Receivable meeting the requirement of applicable state law in such manner and in such jurisdictions as are necessary under the applicable UCC to perfect the sale of the Settlement Receivable from the Seller to the Buyer, and shall deliver a file-stamped copy of such financing statements or other evidence of such filings (which may, for purposes of this paragraph, consist of telephone confirmations of such filings) to the Buyer.

         (j) Third Parties. If a third party, including a potential purchaser of the Settlement Receivable, inquires, the Seller will promptly indicate that the Settlement Receivable has been sold to the Buyer and interests in the Settlement Receivable have been sold by the Buyer to MSCC, and the Seller will not claim any ownership interest in the Settlement Receivable.

         (k) Payment Instructions. The Seller will instruct the Commonwealth to remit payments of the Settlement Receivable and interest thereon to account #2037341 at PNC Bank National Association, Pittsburgh, PA, TDCA #2037341, ABA #0430-0009-6, Attn: F.J. Deramo, which shall be an account segregated from other assets and proceeds of the Seller. Seller will in no event provide alternate instructions to the Commonwealth that are inconsistent with the foregoing, nor will Seller withdraw or revoke such instructions without the prior written consent of the Liquidity Agent.

         (l) Bankruptcy. The Seller will not institute any bankruptcy proceedings against the Buyer before the expiration of one year and one day after MSFC's Notes (as defined in the Liquidity Loan Agreement) shall have been paid in full.

         (m) Amendments. The Seller shall not make any amendments to (i) its partnership agreement, (ii) any of the terms of, or waive any performance under, this Agreement or (iii) any of the terms of the Settlement Agreement which would affect the payment of the Settlement Receivable without the prior written consent of MSCC, MSFC and the Liquidity Agent, which will not be unreasonably withheld.

         (n) Ownership. The Seller shall at all times be wholly-owned (directly or indirectly) by Envirotest Systems Corp. or any Affiliate thereof.

         (o) Information. All Information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished at any time by or on behalf of the Seller in connection with this Agreement is or will be accurate in all material respects as of its date or as of the date so furnished.

                                     ARTICLE VI

                               REPURCHASE OBLIGATION


         Section 6.1 MANDATORY REPURCHASE. On and after the Closing Date, in the event that any of the representations and warranties of the Seller with respect to the Settlement Receivable Assets set forth in Section 4.1 and 4.2(b) and (c) shall not have been true and correct as of the date such representation or warranty is made (which date shall be the Closing Date with respect to Section 4.1), then, with respect to Section 4.1, no later than 180 days, and with respect to Section 4.2(b) and 4.2(c) no later than 90 days, after receipt by the Seller of written notice of such breach given by the Buyer, the Seller shall repurchase and accept a retransfer of such Settlement Receivable Assets on the terms and conditions set forth below; provided,however, that no such repurchase or retransfer shall be required to be made with respect to the Settlement Receivable Assets if, on any day within such 180 or 90 day period, as applicable, the representations and warranties in Section 4.1, Section 4.2(b) and 4.2(c) that triggered such 180 or 90 day period shall then be true and correct in all material respects. In the event that any of the representations and warranties set forth in Section
4.2 (other than Section 4.2(b) or Section 4.2(c)) shall not have been true and correct as of the date made, then (i) as of the date of a payment default by the Commonwealth with respect to the Settlement Receivable Assets or (ii) if on and after the date of such payment default the Seller is diligently pursuing its legal rights to cure such payment default and has a reasonable basis to believe it will prevail in its efforts to cure said payment default (and no non-appealable order has determined to the contrary) 90 days after a payment default by the Commonwealth with respect to the Settlement Receivable Assets,the Seller shall repurchase and accept a retransfer o the Settlement Receivable Assets on the terms and conditions set forth below; provided,however, that no such repurchase or retransfer shall be required to be made with respect to the Settlement Receivable Assets if prior to such payment default or such 90 day period (if applicable) the representation or the warranty which triggered this provision shall then be true and correct in all material respects. In consideration of such resale the Seller shall, on the date of the resale of such Settlement Receivable Assets, pay to the Buyer an amount equal to the sum of the unpaid principal balance of such Settlement Receivable Assets on the date of repurchase and accrued and unpaid interest thereupon accruing after the date hereof, any broken funding costs and any swap breakage costs of the Buyer relating to interest rate hedging agreements effected in connection with the transactions contemplated by this Agreement. In addition, in consideration of such resale, the Seller shall on each Note Liability Date pay an amount equal to the Incremental Note Liability due on such Note Liability Date. Upon any resale to the Seller of the Settlement Receivable Assets pursuant to this
Section 6.1, the Buyer shall automatically and without further action be deemed to sell, transfer, assign and set-over to the Seller, without recourse, representation or warranty, all right, title and interest of the Buyer, in, to and under such Settlement Receivable Assets and all monies due or to become due with respect thereto and all proceeds of such Settlement Receivable Assets. The obligation of the Seller to repurchase and accept resale of such Settlement Receivable Assets shall constitute the sole remedy respecting any breach of the representations and warranties set forth in Sections 4.1 and 4.2 with respect to the Settlement Receivable Assets.

         Section 6.2 CONVEYANCE OF REASSIGNED SETTLEMENT RECEIVABLE ASSETS. Upon any reconveyance of the Settlement Receivable Assets by the Buyer to the Seller pursuant to Section 6.1, the Buyer shall execute and deliver to the Seller instruments of sale and assignment in such form as shall reasonably be requested by the Seller, MSCC, MSFC or the Administrator, in order to vest in the Seller, or its designee or assignee, all right, title interest of the Buyer in, to and under such Settlement Receivable Assets, provided, that any such reconveyance shall expressly state that it is made by the Buyer without any recourse, representation or warranty. Subject to the foregoing, the Buyer shall execute such other documents or instruments of conveyance or take such other actions as the Seller, MSCC, MSFC or the Administrator may reasonably require to effect any repurchase of the Settlement Receivable Assets pursuant to Section 6.1.

                                    ARTICLE VII

                                CONDITIONS PRECEDENT


    Section 7.1 CONDITIONS TO THE BUYER'S OBLIGATIONS REGARDING SETTLEMENT RECEIVABLE. The obligations of the Buyer to purchase the Settlement Receivable on the Closing Date hereunder shall be subject to the satisfaction of each of the following conditions:

         (a) All representations and warranties of the Seller contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date.

         (b) All information concerning the Settlement Receivable provided to the Buyer shall be true and correct in all material respects as of the Closing Date.

         (c) At the Closing Date, the Seller shall have performed all other obligations required to be performed by the provisions of this Agreement.

         (d) The Seller shall have filed the financing statement(s) required to be filed pursuant to Section 5.1(i) and shall have delivered file-stamped copies thereof to the Buyer and MSFC.

    (e) All partnership, corporate and legal proceedings and all instruments, documents and legal opinions in connection with the transactions contemplated by this Agreement, the Settlement Receivables Purchase Agreement and the Liquidity Loan Agreement shall be satisfactory in form and substance to the Buyer, MSCC, MSFC and the Administrator, and the Buyer, MSCC, MSFC and the Administrator shall have received from the Seller copies of all documents (including, without limitation, records of partnership proceedings) relevant to the transactions herein contemplated as the Buyer, MSCC, MSFC and the Administrator may reasonably have requested.

         (f) The Settlement Receivable Purchase Agreement, dated as of the date hereof, between the Buyer and MSCC, shall have been executed and delivered by MSCC.

    Section 7.2 CONDITIONS PRECEDENT TO THE SELLER'S OBLI- ATIONS. The obligations of the Seller to sell the Settlement Receivable on the Closing Date hereunder shall be subject to the satisfaction of each of the following conditions (the execution by the Seller of this Agreement shall be conclusive evidence of the satisfaction of such conditions):

         (a) Payment of the Purchase Price in accordance with Section 3.2 shall have been made.

         (b) The Settlement Receivable Purchase Agreement, dated as of the date hereof, between the Buyer and MSCC, shall have been executed and delivered by the Buyer and MSCC.


                                    ARTICLE VIII

                                     INDEMNITY

         Notwithstanding any other provision of this Agreement, the Seller hereby agrees to indemnify the Buyer for any reductIon in the Settlement Receivable solely due to the exercise of set off rights by the Obligor under
Section 4(e) of the Settlement Agreement. The amount paid under any such indemnity shall be deemed to be a reduction in the Settlement Receivable amount outstanding hereunder. The payment obligation of the Seller under this Article in respect of the exercise by the obligor of set off rights under Section 5(c) of the Settlement Agreement shall be reduced by amounts paid by the Escrow Agent (as defined in the Escrow Agreement) to the Liquidity Agent pursuant to Section 2(c) of the Escrow Agreement. In addition, the Seller hereby agrees to Indemnify the Buyer for any broken funding costs and any swap breakage costs of the Buyer relating to interest rate hedging agreements effected in connection with the transactions contemplated by this Agreement, including any such costs caused by any repurchase by the Seller of the Settlement Receivable Assets or by a prepayment by the Commonwealth (i.e., any payment in excess of the amounts referenced in Section 4 of the Settlement Agreement or any payment in respect of the amounts referenced in Section 4(b), (c) or (d) of the Settlement Agreement before July 31, 1997 or July 31, 1998, respectively), and any amounts constituting Incremental Note Liabilities.

                                     ARTICLE IX

                               EFFECT OF TERMINATION


    Section 9.1 EFFECT OF TERMINATION. No termination or rejection or failure to assume the executory obligations of this Agreement in the bankruptcy of the Seller or the Buyer shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pretermination breaches of representations and warranties by the Seller or the Buyer. Without limiting the foregoing, prior to termination, the failure of the Seller to deliver computer records of the Settlement Receivable or evidence of the transfer thereof shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to Section 5 of this Agreement render an executed sale executory.


                                     ARTICLE X

              MISCELLANEOUS PROVISIONS

    Section 10.1 AMENDMENT OF THIS AGREEMENT. This Agreement and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by the Buyer, MSFC, the Administrator and the Seller. Any supplemental conveyance or reconveyance executed in accordance with the provisions hereof shall not be considered amendments to this Agreement.

    Section 10.2 GOVERNING LAW. THIS AGREEMENT AND THE OTHER CONVEYANCE DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND

REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 10.3 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to:

(a) in the case of the Buyer, to:

    ES Funding Corporation
    246 Sobrante Way
    Sunnyvale, CA 94086

    Attention:     Chester Davenport, Chairman
    Telephone:     (408) 774-6319
    Telecopy:      (408) 481-3929

    and

    ES Funding CorporatIon
    246 Sobrante Way
    Sunnyvale, CA 94086

    Attention:     C. Michael Alston, General Counsel
    Telephone:     (408) 774-6319
    Telecopy:      (408) 481-3929

(b) in the case of the Seller, to:

    Envirotest Partners
    c/o Envirotest Systems Corp.
    6903 Rockledge DrIve, Suite 214
    Bethesda, MD 20817

    Attention:     Chester Davenport, Chairman
    Telephone:     (301) 530-8110
    Telecopy:      (301) 530-9538

    and

    Envirotest Partners
    c/o Envirotest Systems Corp.
    6903 Rockledge Drive, Suite 214
    Bethesda, MD 20817

    Attention:     C. Michael Alston, General Counsel
    Telephone:     (301) 530-8110
    Telecopy:      (301) 530-9538

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

    Section 10.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         Section 10.5 Assignment.  The Seller acknowledges and agrees that
(i) the Buyer shall be entitled to assign its rights under this Agreement to MSCC pursuant to the Settlement Receivable Purchase Agreement, (ii) MSCC may pledge such rights to the Liquidity Agent for the benefit of the Liquidity Lenders pursuant to the Liquidity Loan Agreement and (iii) MSCC may assign its rights under this Agreement to MSFC. Except as provided in the preceding sentence, this Agreement may not be assigned by the parties hereto.

         Section 10.6 Further Assurances. The Buyer and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Settlement Receivable for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

    Section 10.7 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Buyer or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

         Section 10.8 Counterparts. This Agreement may be executed in two or more counterparts including telefax transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

    Section 10.9 Binding Effect; Third-Part; Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Each assignee contemplated hereunder to whom an assignment is effected (including, but not limited to, MSCC, MSFC and the Liquidity Agent) is an express third party beneficiary of the obligations of the Seller hereunder and may directly enforce the performance by Seller of such obligations.

         Section 10.10 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entIre understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         Section 10.11 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or Interpretation of any provisIon hereof.

    IN WITNESS WHEREOF, the Buyer and the Seller each have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


ENVIROTEST PARTNERS, as Seller

By Its partners:

ENVIROTEST SYSTEMS CORP.

By: /s/ C. Michael Alston
    -------------------------
   Name : C. Michael Alston
   Title: Vice President


ENVIROTEST TECHNOLOGIES, INC.

By: /s/ C. Michael Alston
    -------------------------
   Name:  C. Michael Alston
   Title: Vice President

ES FUNDING CORPORATION, as Buyer


By: /s/ C. Michael Alston
    -------------------------
   Name : C. Michael Alston
   Title: Vice President



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